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                                                                     EXHIBIT 7.3

                              AGREEMENT OF MERGER

     This Agreement of Merger, dated as of November 23, 1999 (the "Merger Agreement"), is made and entered into by CAT Acquisition Corporation I, a Delaware Corporation ("Merger Sub"), and Calogic, a California corporation (the "Company" or "Surviving Corporation") (the Company and Merger Sub being hereinafter collectively referred to as the "Constituent Corporations").

                                    RECITALS

     A. SIPEX Corporation, a Massachusetts corporation and sole shareholder of Merger Sub ("Parent"), the Company, Merger Sub and the other parties named therein have entered into an Agreement and Plan of Reorganization dated as of October 21, 1999, as amended, (the "Reorganization Agreement"), providing, among other things, for the execution and filing of this Merger Agreement and the merger of Merger Sub with and into the Company upon the terms set forth in the Reorganization Agreement and this Merger Agreement (the "Merger").

     B. The respective Boards of Directors of each of the Constituent Corporations deem it advisable and in the best interests of each of such corporations and their respective shareholders that Merger Sub be merged with and into the Company.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the promises and mutual agreements contained in this Merger Agreement, the Constituent Corporations hereby agree that Merger Sub shall be merged with and into the Company in accordance with the provisions of the General Corporation Law of the State of California (the "California Law") upon the terms and subject to the conditions set forth as follows:

                                   ARTICLE 1

                                   The Merger

     1.1 Filing. This Merger Agreement, together with the officers' certificates of each of the Constituent Corporations shall be filed with the Secretary of State of the State of California at the time specified in the Reorganization Agreement.

     1.2 Effectiveness. The Merger shall become effective upon the filing of this Merger Agreement with the Secretary of State of the State of California (the "Effective Time").

     1.3 Merger. On the Effective Time, Merger Sub shall be merged into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The
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Company shall be the Surviving Corporation in the merger and the separate corporate existence of the Company, with all of its purposes, objects, rights, privileges, powers, immunities and franchises, shall continue unaffected and unimpaired by the Merger.

     1.4 Effect of the Merger. The Merger shall have the effects set forth in California Law. Without limiting the generality of the foregoing, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, of a public as well as a private nature, and be subject to all the restrictions, disabilities and duties, of each of the Constituent Corporations. The Surviving Corporation shall be vested with the rights, privileges, powers and franchises, all property (real, personal, and mixed) and all debts due on whatever account and all other things in action or belonging to, and all and every other interest of, each of the Constituent Corporations. All debts, liabilities and duties of each of the Constituent Corporation shall attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

     1.5 Further Action. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Merger Agreement or to vest the Surviving Corporation with the full right, title and possession to all assets, property, rights, privileges, immunities, powers and franchises of either or both of the Constituent Corporations, the officers and directors of the Surviving Corporation are fully authorized in the name of either or both of the Constituent Corporations or otherwise to take all such action.

                                   ARTICLE 2

                          Corporate Governance Matters

     2.1 Articles. The Articles of Surviving Corporation shall remain the Articles of Incorporation of Calogic.

     2.2 Directors. At the Effective Time, the directors of Merger Sub shall become the directors of the Surviving Corporation and they shall hold office as provided in the Bylaws of the Surviving Corporation.

     2.3 Officers. At the Effective Time, the officers of Merger Sub shall become the officers of the Surviving Corporation and they shall hold office as provided in the Bylaws of the Surviving Corporation.

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                                   ARTICLE 3

          Manner of Converting Shares of the Constituent Corporations

     3.1  Definitions.

          (a)  For purposes of this Agreement, "Average Price" shall mean
$11.906.

          (b) At the Effective Time, all of the shares of common stock, no par value per share of the Company issued and outstanding immediately prior to the Effective Time (the "Company Shares") (excluding any Company Shares held by Parent or Merger Sub or any other subsidiary of Parent or by the Company, which shares shall be canceled in the Merger, and Dissenting Company Shares (as defined in Section 3.5 hereof)) shall automatically, by virtue of the Merger and without any action on the part of the holder thereof, be converted into shares of common stock, $.01 par value per share, of Parent (the "Parent Common Stock") in accordance with Section 3.1(d) (rounded down to the nearest whole share), and cash (rounded to the nearest whole cent) in lieu of fractional shares, if any, pursuant to Section 3.2 below (such Parent Common Stock and cash being referred to herein as the "Merger Consideration"). The Company Shares that are actually issued and outstanding immediately prior to the Effective Time are sometimes referred to herein as the "Outstanding Company Shares," and the outstanding options to purchase common stock of the Company are sometimes referred to herein as the "Outstanding Company Options".

          (c) The maximum number of shares of Parent Common Stock to be issued (which maximum number includes Parent Common Stock to be issued upon exercise of the Outstanding Company Options) in exchange for the acquisition of all Outstanding Company Shares shall be 3,300,000 provided that such maximum number shall be adjusted to the extent required by Section 3.2(b) below.

          (d) The ratio at which each Outstanding Company Share will be converted into shares of Parent Common Stock at the Effective Time is herein called the "Conversion Ratio" and shall be calculated as set forth in this
Section 3.1(d). Subject to Section 3.2(a), at the Effective Time, each Outstanding Company Share shall be converted into the right to receive that number (which may be a fraction) of shares of Parent Common Stock that equals the quotient obtained by dividing 3,300,000 (as may be adjusted pursuant to Section 3.2(b)) by the number of Outstanding Company Shares plus the number of Company Shares issued upon the exercise or conversion of all Outstanding Company Options. Each holder of Company Shares shall have received that aggregate number of shares of Parent Common Stock (rounded down to the nearest whole share) equal to the Conversion Ratio multiplied by the number of Company Shares held by such holder immediately prior to the Effective Time, subject to Section 3.5 herein.

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          (e)  At the Effective Time, Parent will assume each Outstanding
Company Option and each holder thereof (each an "Option Holder") shall thereby
                                                 -------------
be entitled to acquire, by virtue of the Merger and without any action on the part of the Option Holder, on substantially the same terms (including the dates and extent of exercisability) and subject to the same conditions, including vesting, as such Outstanding Company Option, the number of shares of Parent Common Stock determined by multiplying the number of shares of Company Common
                           -----------
Stock for which such Outstanding Company Option is then exercisable in accordance with its terms immediately prior to the Effective Time by the Conversion Ratio (rounded down to the nearest whole share), at an exercise or conversion price per share of Parent Common Stock (rounded up to the nearest whole cent) determined by dividing the exercise price per share of Calogic Common Stock of such Outstanding Company Option immediately prior to the Effective Time by the Conversion Ratio.

          (f) At the Effective Time, each Company Share held by the Company shall automatically, by virtue of the Merger, be canceled without payment of any consideration therefor and without any conversion thereof.

          (g) At the Effective Time, each Company Share held by Parent or Merger Sub or any other subsidiary of Parent shall automatically, by virtue of the Merger, be canceled without payment of any consideration therefor and without any conversion thereof.

          (h) At the Effective Time, each share of common stock, $.01 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of common stock, no par value, of the Surviving Corporation.

     3.2 (a) No Fractional Shares. No certificates or scrip for fractional shares of Parent Common Stock will be issued, no Parent stock split or dividend shall be paid in respect of any fractional share interest, and no such fractional shares interest shall entitle the owner thereof to vote or to any rights of or as a stockholder of Parent. In lieu of such fractional shares, any holder of Company Shares who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) will be paid the cash value of such fraction, which shall be equal to the fraction multiplied by the Average Price.

          (b) Adjustment. If, between the date hereof and the Effective Time, the outstanding shares of Parent Common Stock shall be changed into a different number of shares, or a different class by reason of any reclassification, recapitalization, split-up, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, the number of shares of Parent Common Stock to be issued and delivered in the Merger for each outstanding Company Share as provided in this Agreement shall be correspondingly adjusted.

                                      -4-
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     3.3  Closing of Company Transfer Books.  On and after the Effective Time, holders of certificates representing the Company Shares shall cease to have any rights as shareholders of the Company and the stock transfer books of the Company shall be closed with respect to the Company Shares and no further transfer of such shares shall thereafter be made on such stock transfer books. If, after the Effective Time, valid certificates previously representing such shares are presented to the Surviving Corporation or Parent, they shall be exchanged as provided in Section 3.4.

     3.4 Exchange of Certificates. Promptly following the Effective Time, the Company shall transmit to the former Company shareholders appropriate documents to be used by them to surrender their certificates representing the Company Shares in exchange for the Merger Consideration payable hereunder. Until so surrendered and exchanged, each certificate for the Company Shares shall represent solely the right to receive the Merger consideration payable hereunder in accordance with Section 3.1 hereof (or to perfect the holder thereof's right to receive payment for such shares pursuant to Chapter 13 of the California Law and Section 3.5 hereof); provided, however, that customary and appropriate certifications and indemnities allowing exchange against lost or destroyed certificates shall be provided. Notwithstanding anything in this Agreement to the contrary, no party hereto shall be obliged to distribute any consideration payable hereunder prior to receipt, by facsimile or otherwise, of a copy of this Agreement evidencing the date stamp of the California Secretary of State.

     3.5 Dissenting Company Shares. Notwithstanding anything in this Agreement to the contrary, the Company Shares that are held by shareholders who have not voted such shares in favor of the Merger (the "dissenting Company Shares") shall not be canceled and converted into the right to receive cash unless and until such holder shall have failed to perfect, or shall have effectively withdrawn or lost, such holder's right to purchase and payment under the California Law. If such holder shall have so failed to perfect, or shall have effectively withdrawn or lost such right, such holder's Company Shares shall thereupon be deemed to have been canceled and converted as described in Section 3.1 at the Effective Time, and each such share shall represent solely the right to receive the amount specified in Section 3.1. The Company shall give Parent prompt notice of any demand received by the Company for purchase of its shares, and, prior to the Effective Time, Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands. From and after the Effective Time, no shareholder who has exercised dissenters' rights as provided in Chapter 13 of the California Law shall be entitled to vote such holder's shares for any purpose or to receive payment of dividends or other distributions with respect to such holder's shares (except dividends and other distributions with respect to such holder's hares (except dividends and other distributions payable to shareholders of record at a date which is prior to the Effective Time).

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                                   ARTICLE 4

                           Termination and Amendment

     4.1 Termination. Notwithstanding the approval of this Merger Agreement by the shareholders of Merger Sub and the Company, this Merger Agreement shall terminate forthwith in the event that the Reorganization Agreement shall be terminated as therein provided.

     4.2 Amendment. This Merger Agreement may be amended by the parties hereto at any time before or after approval hereof by the shareholders of either Merger Sub or the Company, but, after any such approval, no amendment shall be made with without the further approval of such shareholders which would (i) have a material adverse effect on the shareholders of either Merger Sub or the Company,
(ii) change any of the principal terms of the Merger Agreement, or (iii) change any term of the Articles of incorporation of the Surviving Corporation. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                [REMAINDER OF PAGE IS INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.


CAT ACQUISITION CORPORATION I                CALOGIC
a Delaware Corporation                       a California corporation



By: /s/ Frank R. Dipietro                    By: /s/ Manuel Del Arroz
   --------------------------                   --------------------------
   Frank R. DiPietro                            Manuel Del Arroz
   Vice President                               President



By: /s/ Timothy C. Maguire                   By: /s/ Juanita Del Arroz
   --------------------------                   --------------------------
   Timothy C. Maguire                           Juanita Del Arroz
   Assistant Secretary                          Secretary

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                         CAT ACQUISITION CORPORATION I
                           (Disappearing Corporation)


                             OFFICERS' CERTIFICATE

     Frank DiPietro and Timothy Maguire hereby certify that:

     1. They are Vice President and Assistant Secretary, respectively, of CAT Acquisition Corporation I, a Delaware corporation (the "Corporation").

     2. The Agreement of Merger to which this Certificate is attached (the "Merger Agreement") has been duly approved by the Board of Directors of the Corporation.

     3. The Corporation has one class of stock outstanding, designated "Common Stock," of which 100 shares were outstanding and entitled to vote on the merger.

     4. The principal terms of the Merger Agreement were approved by the Corporation by a vote of a number of shares which equaled or exceeded the vote required. The vote required was greater than 50% of the outstanding shares of Common Stock.

     5. No vote of the shareholders of SIPEX Corporation, the Corporation's parent and sole shareholder, was required.

     Each of the undersigned declares under penalty of perjury that the matters set out in the foregoing Certificate are true of his own knowledge. Executed at Billerica, MA on November __, 1999.

                                         /s/ Frank Dipietro
                                        ---------------------------------------
                                        Frank DiPietro, Vice President

                                         /s/ Timothy Maguire
                                        ---------------------------------------
                                        Timothy Maguire, Assistant Secretary

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                                    CALOGIC
                            (SURVIVING CORPORATION)

                             OFFICER'S CERTIFICATE


     Manuel Del Arroz and Juanita Del Arroz hereby certify that:

     1. They are the President and Secretary, respectively, of Calogic, a California corporation (the "Corporation").

     2. The Agreement of Merger to which this Certificate is attached (the "Merger Agreement") has been duly approved by the board of Directors of the Corporation.

     3. The Corporation has one class of stock outstanding, designated "Common Stock," of which 345,000 shares were outstanding and entitled to vote on the merger.

     4. The principal terms of the Merger Agreement were approved by the Corporation by a vote of a number of shares of each class which equaled or exceeded the vote required. The vote required was greater than 50% of the outstanding shares of Common Stock.

     Each of the undersigned declares under penalty of perjury that the matters set out in the foregoing Certificate are true of his own knowledge. Executed at Fremont, California on November __, 1999.

                                         /s/ Manuel Del Arroz
                                        ---------------------------------------
                                        Manuel Del Arroz, President

                                         /s/ Juanita Del Arroz
                                        ---------------------------------------
                                        Juanita Del Arroz, Secretary

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